Civeo Provides Business Update
Withdraws 2020 Guidance; Announces Cost Cutting Measures

HOUSTON--April 14, 2020--Civeo Corporation (NYSE:CVEO) today announced that, due to uncertainty associated with the COVID-19 pandemic and the recent decline in oil prices, the Company is withdrawing its previously announced 2020 guidance.

“We are dedicated to protecting the health and well-being of our employees and guests, as well as managing our business through what continues to be a rapidly evolving market environment. We are concentrating on the factors within our control as we navigate the challenges ahead, including implementing cost containment initiatives. We will share a more comprehensive update on the business as part of our first quarter earnings release,” said Bradley J. Dodson, Civeo's President and Chief Executive Officer.

Due to lower oil prices and the economic disruption caused by COVID-19, Civeo expects its profitability in 2020 to be negatively impacted and has implemented initial cost containment initiatives including (1) salary and total compensation reductions of between 10% to 20% for the Board, executive leadership team and other senior management, (2) headcount reduction in North America of 25% in the last month, and (3) cutting expected 2020 capital spending by approximately 25%.

Civeo is focused on maintaining its balance sheet and liquidity position despite the challenging market environment. As of March 31, 2020, the Company had total debt outstanding of approximately $315 million, down from $359 million at year end, and liquidity of over $125 million under its credit facility.

Civeo continues to closely monitor the COVID-19 situation and is following safety protocols to ensure the health and well-being of its employees, guests and contractors. These measures include stringent screening for all individuals that enter its facilities, strict social distancing practices, enhanced cleaning and deep sanitization, the suspension of all nonessential employee travel, and work-from-home policies, where applicable.

About Civeo

Civeo Corporation is a leading provider of hospitality services with prominent market positions in the Canadian oil sands and the Australian natural resource regions. Civeo offers comprehensive solutions for lodging hundreds or thousands of workers with its long-term and temporary accommodations and provides food services, housekeeping, facility management, laundry, water and wastewater treatment, power generation, communications systems, security and logistics services. Civeo currently operates a total of 28 lodges and villages in Canada, Australia and the U.S., with an aggregate of approximately 30,000 rooms. Civeo is publicly traded under the symbol CVEO on the New York Stock Exchange. For more information, please visit Civeo's website at www.civeo.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements herein include the statements regarding Civeo’s future plans and outlook, are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the COVID-19 pandemic, risks associated with the general nature of the accommodations industry, risks associated with the level of supply and demand for oil, coal, iron ore and other minerals, including the level of activity, spending and developments in the Canadian oil sands, the level of demand for coal and other natural resources from, and investments and opportunities in, Australia, and fluctuations or sharp declines in the current and future prices of oil, natural gas, coal, iron ore and other minerals, risks associated with failure by our customers to reach positive final investment decisions on, or otherwise not complete, projects with respect to which we have been awarded contracts, which may cause those customers to terminate or postpone contracts, risks associated with currency exchange rates, risks associated with the company’s ability to integrate acquisitions, risks associated with the development of new projects, including whether such projects will continue in the future, risks associated with the trading price of the company’s common shares, availability and cost of capital, risks associated with general global economic conditions, global weather conditions, natural disasters and security threats and changes to government and environmental regulations, including climate change, risks associated with global health concerns and pandemics, including the risk that room occupancy may decline if our customers are limited or restricted in the availability of personnel who may become ill or be subjected to quarantine, and other factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Civeo’s annual report on Form 10-K for the year ended December 31, 2019 and other reports the company may file from time to time with the U.S. Securities and Exchange Commission. Each forward-looking statement contained herein speaks only as of the date of this release. Except as required by law, Civeo expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Carolyn J. Stone
Civeo Corporation
Senior Vice President & Chief Financial Officer
713-510-2400

Jeffrey Spittel
FTI Consulting
832-667-5140